Exhibit 99.1

DeVry Announces First-Quarter 2014 Results

New student enrollment improves at DeVry University

Growth continues in healthcare, professional and international

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--October 24, 2013--DeVry (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2014 first-quarter ended Sept. 30, 2013. DeVry also reported enrollment results at DeVry Medical International, Chamberlain College of Nursing, Carrington Colleges Group, DeVry Brasil and DeVry University and its Keller Graduate School of Management.

Academic and operational accomplishments included:

  Medical and Healthcare segment revenues growing 11 percent over prior year
  Total student enrollment at Chamberlain College of Nursing growing 30 percent. Chamberlain’s Family Nurse Practitioner specialty track within the MSN program launched in September with demand exceeding expectations
  Total student enrollment at Carrington improving for the fourth consecutive quarter
  Engineering Technology Accreditation Commission of ABET re-accrediting DeVry University’s onsite bachelor’s degree programs in engineering technology
  Revenues at DeVry Brasil growing 36 percent versus prior year
  On track to achieve at least $60 million in cost savings and value creation during fiscal 2014.

Selected financial data for the three months ended Sept. 30, 2013:

  Revenues decreased 6 percent to $450.9 million
  Reported a net loss of $7.1 million, compared to net income of $32 million last year; net income from continuing operations and excluding special items was $14.2 million, down 58 percent from prior year
  Reported loss per share of $0.11, compared to earnings per share of $0.49 last year; earnings per share from continuing operations and excluding special items was $0.22
  Operating cash flow of $140.0 million for the quarter
  Cash, marketable securities and investments of $311.6 million as of Sept. 30, 2013, compared to $250.3 million as of Sept. 30, 2012

The first quarter fiscal year 2014 results contained special items including:

  A $7.2 million after-tax, or $0.11 per share, restructuring charge for a voluntary workforce reduction program and real estate consolidations
  A $1.2 million after-tax, $0.02 per share, gain on the sale of a former DeVry University campus in Decatur, Ga.
  A $15.3 million net of tax loss, $0.24 per share, on discontinued operations resulting from operating losses and an impairment charge at Advanced Academics

See “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule” on p. 7.

“Our cash balance and strong financial position are allowing us to execute on our formula of quality plus diversification equals growth, which is mitigating the cyclical weakness in certain segments of U.S. postsecondary education,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We continue to invest in our growing institutions, particularly healthcare, professional and international education. Our turnaround plans at DeVry University and Carrington Colleges are producing early signs of operational improvement.”

Operating Highlights

Medical and Healthcare Segment

Segment revenue of $175.9 million was strong, increasing 11.1 percent compared to the prior year. Excluding special items, segment earnings increased 4.2 percent to 26.2 million versus the previous year.

DeVry Medical International

In the September 2013 term for DeVry Medical International, new students increased 5.7 percent to 978 compared to the prior year of 925 students. Total students increased 4.0 percent to 6,458 compared to 6,209 students in the same term last year.

The new academic building at the American University of the Caribbean School of Medicine’s campus will open in January 2014.

Chamberlain College of Nursing

For the September 2013 session, total students increased 30.2 percent to 15,690. New online students grew by 47.4 percent to 2,005 students. New onsite students increased to 1,375 from 246 in the prior-year period. New campus-based enrollment comparisons for the session were impacted by a realignment of Chamberlain’s academic calendar.

During the quarter, Chamberlain launched a Family Nurse Practitioner specialty track within the MSN program. The strong demand for nurses continues across the U.S., which drove enrollments that exceeded expectations. Chamberlain will begin a leadership concentration for its Doctor of Nursing Practice program in January 2015.

Chamberlain began expansion of its existing Atlanta campus, which will double the capacity of that location. It has received approvals for a campus in Troy, Mich., which is expected to open in May 2015. It has also received the initial approvals for a campus from the New Jersey Board of Nursing.

Carrington Colleges Group

For the three-month period ending Sept. 30, 2013, total enrollment increased 1.0 percent to 7,706 from 7,628 in the previous year. During the quarter, Carrington continued to focus on its core programs and manage its expenses in order to accelerate its return to positive earnings. New student enrollment decreased 19.5 percent to 2,733 because Carrington eliminated some of its non-core programs and there was one less session start compared to the prior year period. For fiscal 2014, Carrington expects modest revenue growth in the low single-digit percentage range.

International and Professional Education Segment

Segment revenue increased 18.3 percent to $43.7 million compared to the prior year. Segment earnings declined $2.3 million to $1.1 million versus the previous year.

Becker Professional Education

During the quarter, Becker grew its revenue by 3 percent. Becker also announced an agreement with EduPristine, India’s largest financial certifications review provider, to deliver live Certified Public Accountant (CPA) Exam Review classes to major cities across India including Mumbai, Delhi, and Bangalore.

DeVry Brasil

Total student enrollment for the September term increased 11.4 percent to 29,340, primarily driven by the acquisition of Facid. New students declined 9.4 percent primarily because of a temporary admissions restriction on three programs at one of its institutions, AREA1. DeVry Brasil has sought approval to have these restrictions lifted and expect that to occur in the near future.

Business, Technology, and Management Segment

Segment revenue of $232.3 million declined 18.4 percent compared to the prior year. Excluding special items, the segment generated a loss of $5.0 million during the quarter.

DeVry University

For the September 2013 session at DeVry University, new undergraduate enrollments grew slightly to 6,589 versus 6,580 the previous year. Total undergraduate students decreased 16.3 percent to 46,966 versus 56,086 for the session a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the September session decreased 18.8 percent to 17,925 versus 22,072 for the same session a year ago.

The total number of online undergraduate and graduate coursetakers in the September session decreased 14.7 percent to 60,735 versus 71,200 in the same session a year ago.

During the quarter, the Engineering Technology Accreditation Commission of ABET reaccredited DeVry University’s onsite bachelor’s degree programs in biomedical engineering technology, computer engineering technology and electronics engineering technology.

Balance Sheet/Cash Flow

For the fiscal first quarter, DeVry generated $140.0 million of operating cash flow. As of Sept. 30, 2013, cash, marketable securities and investment balances totaled $311.6 million with no outstanding borrowings.

Conference Call and Webcast Information

DeVry will host a conference call on Oct. 24, 2013, at 4 p.m. Central Daylight Time (5 p.m. Eastern Daylight Time) to discuss its fiscal 2014 first-quarter results and other developments with respect to DeVry. The conference call will be led by Daniel Hamburger, president and chief executive officer, Tim Wiggins, chief financial officer and Pat Unzicker, vice president of finance.

For those wishing to participate by telephone, dial 888-317-6016 (domestic) or 412-317-6016 (international). Please say “DeVry Call”. DeVry will also broadcast the conference call live online. Interested parties may access the webcast through the Investor Relations section of DeVry’s website, using the following link: http://services.choruscall.com/links/dv131024.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Nov. 21, 2013, 9 am EST. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), conference number 10035032. To access the webcast replay, please visit DeVry’s website, or http://services.choruscall.com/links/dv131024.html.

About DeVry

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630-353-3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2013 and filed with the Securities and Exchange Commission on August 29, 2013.

Selected Operating Data (in thousands, except per share data)

	First Quarter
	FY 2014	FY 2013	Change
Revenues	$450,913	$479,920	(6.0)%
Income from Continuing Operations	$8,151	$33,996	(76.0)%
Net Income/(Loss)	$(7,132)	$31,989	$(39,121)

Earnings/(Loss) per Share
Continuing Operations	$0.13	$0.52	(75.0)%
Discontinued Operations	$(0.24)	$(0.03)	$(0.21)
	$(0.11)	$0.49	$(0.60)
Number of common shares	63,983	65,109	(1.7)%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During fiscal first quarter 2014, DeVry recorded restructuring charges related to workforce reductions and real estate consolidations at DeVry University, Carrington Colleges and the DeVry Inc. home office in order to align its cost structure with enrollments. DeVry also recorded the operating results of its Advanced Academic Inc. reporting unit as discontinued operations. The following table illustrates the effects of restructuring charges, discontinued operations and gain on the sale of assets on DeVry’s earnings. Management believes that the non-GAAP disclosure of net income (loss) and earnings (loss) per share excluding these special items and discontinued operations provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the impairment and restructuring charges and gain on the sale of assets. DeVry uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

Non-GAAP Earnings Disclosure
PRELIMINARY

	For The Three Months
	Ended September 30,

	2013	2012
Net (Loss) Income	$(7,132)	$31,989
Earnings per Share	$(0.11)	$0.49
Discontinued Operations (net of tax)	$15,328	$2,174
Effect on Earnings per Share	$0.24	$0.03
Restructuring Expenses (net of tax)	$7,181	$-
Effect on Earnings per Share	$0.11	$-
Gain on Sale of Assets (net of tax)	$(1,167)	$-
Effect on Earnings per Share	$(0.02)	$-
Net Income from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets	$14,210	$34,163
Earnings per Share from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets	$0.22	$0.52
Shares used in Diluted EPS Calculation	63,983	65,109

	2013	2012	% Change
DeVry Inc. Student Enrollments(1)

Total students	120,793	126,342	-4.4

DeVry University
Undergraduate: September Session
New students	6,589	6,580	0.1
Total students	46,966	56,086	-16.3
Graduate: September Session
Coursetakers(2)	17,925	22,072	-18.8
Online: September Session
Total coursetakers(2)(3)	60,735	71,200	-14.7

Chamberlain College of Nursing
September Session
New students (online only)	2,005	1,360	47.4
New students (onsite only)(4)	1,375	246	NM
Total students	15,690	12,050	30.2

Carrington Colleges Group
3 months ending September 30
New students(5)	2,733	3,396	-19.5
Total students	7,706	7,628	1.0

DeVry Medical International
September Term
New students	978	925	5.7
Total students	6,458	6,209	4.0

DeVry Brasil
September Term
New students	3,785	4,179	-9.4
Total students	29,340	26,343	11.4

1)	Excludes Becker and Advanced Academics.
2)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
3)	Includes both undergraduate and graduate students.
4)	New enrollment comparisons for the September session were impacted by a realignment of Chamberlain’s academic calendar.
5)	Four session starts in 3 months ending September 30, 2013; five session starts in 3 months ending September 30, 2012.

Chart 1: DeVry Inc. Calendar 2013 and 2014 Announcements & Events

November 6, 2013	Annual Shareholders’ Meeting

February 4, 2014	Fiscal 2014 Second Quarter Results and January Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International

April 24, 2014	Fiscal 2014 Third Quarter Results and March Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Brasil

August 7, 2014	Fiscal 2014 Fourth Quarter/Year-End and May/July Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International

October 23, 2014	Fiscal 2015 First Quarter Results and September Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International DeVry Brasil

November 5, 2014	Annual Shareholders’ Meeting

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2013	2013	2012
ASSETS

Current Assets
Cash and Cash Equivalents	$308,544	$196,576	$247,572
Marketable Securities and Investments	3,104	2,975	2,750
Restricted Cash	7,251	7,019	4,546
Accounts Receivable, Net	183,487	139,778	167,045
Deferred Income Taxes, Net	33,336	29,758	25,078
Refundable Income Taxes	618	154	34,651
Prepaid Expenses and Other	51,083	49,685	35,983
Current Assets of Business Held for Sale	5,053	16,219	28,428

Total Current Assets	592,476	442,164	546,053

Land, Buildings and Equipment
Land	67,101	71,122	65,249
Buildings	427,194	424,902	389,057
Equipment	471,905	475,656	458,340
Construction In Progress	44,226	33,724	35,931
	1,010,426	1,005,404	948,577
Accumulated Depreciation and Amortization	(439,933)	(433,747)	(386,797)
Land, Buildings and Equipment of Business Held for Sale, Net	-	-	5,879

Land, Buildings and Equipment, Net	570,493	571,657	567,659

Other Assets
Intangible Assets, Net	298,419	281,998	297,054
Goodwill	517,655	508,937	564,841
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	32,805	33,025	31,263
Other Assets of Business Held for Sale	1,509	5,787	-
Total Other Assets	863,838	843,197	906,608

TOTAL ASSETS	$2,026,807	$1,857,018	$2,020,320

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2013	2013	2012
LIABILITIES

Current Liabilities
Accounts Payable	$57,798	$55,131	$61,543
Accrued Salaries, Wages and Benefits	96,100	88,444	83,242
Accrued Expenses	82,496	74,451	69,697
Deferred and Advance Tuition	243,353	97,478	255,222
Current Liabilities of Business Held for Sale	-	713	4,545

Total Current Liabilities	479,747	316,217	474,249

Non-Current Liabilities
Deferred Income Taxes, Net	63,850	60,103	67,286
Deferred Rent and Other	88,175	82,576	102,245

Total Non-current Liabilities	152,025	142,679	169,531

Other Liabilities of Business Held for Sale	-	112	144

TOTAL LIABILITIES	631,772	459,008	643,924

NON-CONTROLLING INTEREST	5,890	854	8,637

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized; 63,198,000, 62,946,000 and 63,782,000 Shares issued and outstanding at September 30, 2013, June 30, 2013 and September 30, 2012, respectively.	751	745	743
Additional Paid-in Capital	298,386	291,269	278,144
Retained Earnings	1,562,662	1,575,009	1,520,415
Accumulated Other Comprehensive Income	(17,605)	(17,101)	(5,412)
Treasury Stock, at Cost (11,662,000, 11,581,000 and 10,544,000 Shares, Respectively)	(455,049)	(452,766)	(426,131)

TOTAL SHAREHOLDERS' EQUITY	1,389,145	1,397,156	1,367,759

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,026,807	$1,857,018	$2,020,320

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,

	2013	2012

REVENUES:
Tuition	$419,318	$448,685
Other Educational	31,595	31,235

Total Revenues	450,913	479,920

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	241,737	239,453
Student Services and Administrative Expense	189,158	191,019
Gain on Sale of Asset	(1,918)	-
Restructuring Expenses	11,665	-

Total Operating Costs and Expenses	440,642	430,472

Operating Income	10,271	49,448

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	583	561
Interest Expense	(1,000)	(1,491)

Net Interest and Other Income (Expense)	(417)	(930)

Income from Continuing Operations Before Income Taxes	9,854	48,518

Income Tax Provision	(1,703)	(14,522)

Income from Continuing Operations	8,151	33,996

DISCONTINUED OPERATIONS
Loss from Operations of Held for Sale Component	(16,324)	(3,658)
Income Tax Benefit	996	1,484
Loss on Discontinued Operations	(15,328)	(2,174)

NET (LOSS) INCOME	(7,177)	31,822

Net Loss Attributable to Noncontrolling Interest	45	167

NET (LOSS) INCOME ATTRIBUTABLE TO DEVRY INC.	$(7,132)	$31,989

AMOUNTS ATTRIBUTABLE TO DEVRY INC.:
Income from Continuing Operations, Net of Income Taxes	8,196	34,163
Loss from Discontinued Operations, Net of Income Taxes	(15,328)	(2,174)
NET (LOSS) INCOME ATTRIBUTABLE TO DEVRY INC.	$(7,132)	$31,989

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic
Continuing Operations	$0.13	$0.52
Discontinued Operations	(0.24)	(0.03)
	$(0.11)	$0.49
Diluted
Continuing Operations	$0.13	$0.52
Discontinued Operations	(0.24)	(0.03)
	$(0.11)	$0.49

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	($7,177)	$31,822
Loss from Discontinued Operations	15,328	2,377
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	5,816	5,716
Depreciation	19,980	19,826
Amortization	1,649	2,442
Provision for Refunds and Uncollectible Accounts	17,819	20,376
Deferred Income Taxes	(1,122)	4,942
Loss on Disposals and Adjustments to Land, Buildings and Equipment	592	361
Realized Gain on Sale of Assets	(1,918)	-
Changes in Assets and Liabilities, Net of Effects from Acquisitions and Divestitures of Businesses:
Restricted Cash	(232)	(2,048)
Accounts Receivable	(60,565)	(90,909)
Prepaid Expenses And Other	(4,230)	7,513
Accounts Payable	2,666	(290)
Accrued Salaries, Wages, Expenses and Benefits	7,872	6,376
Deferred and Advance Tuition Revenue	144,840	156,927

Net Cash Provided by Operating Activities-Continuing Operations	141,318	165,431
Net Cash Used by Operating Activities-Discontinued Operations	(1,277)	(1,309)

NET CASH PROVIDED BY OPERATING ACTIVITIES	140,041	164,122

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(22,180)	(25,622)
Payment for Purchase of Businesses, Net of Cash Acquired	(11,164)	(29,538)
Marketable Securities Purchased	(9)	(8)
Cash Received from Sale of Assets	6,662	-

Net Cash Used in Investing Activities-Continuing Operations	(26,691)	(55,168)
Net Cash Used in Investing Activities-Discontinued Operations	-	(615)

NET CASH USED IN INVESTING ACTIVITIES	(26,691)	(55,783)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	1,197	1,030
Proceeds from Stock issued Under Employee Stock Purchase Plan	339	487
Repurchase of Common Stock for Treasury	-	(25,712)
Cash Dividends Paid	(14)	(9,793)
Excess Tax Benefit from Stock-Based Payments	-	6
Payment of Seller Financed Debt	(2,138)	-

NET CASH USED IN FINANCING ACTIVITIES	(616)	(33,982)

Effects of Exchange Rate Differences	(1,334)	(867)

NET INCREASE IN CASH AND CASH EQUIVALENTS	111,400	73,490

Cash and Cash Equivalents at Beginning of Period	197,144	174,076
Cash and Cash Equivalents at End of Period	308,544	247,566
Less: Cash and Cash Equivalents of Discontinued Operations at End of Period	-	(6)

Cash and Cash Equivalents of Continuing Operations at End of Period	$308,544	$247,572

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,
			Increase
	2013	2012	(Decrease)
REVENUES:
Business, Technology and Management	$232,309	$284,614	(18.4%)
Medical and Healthcare	175,856	158,357	11.1%
International and Professional Education	43,721	36,949	18.3%
Intersegment Elimination	(973)	-	NM
Total Consolidated Revenues	450,913	479,920	(6.0%)

OPERATING INCOME (LOSS):
Business, Technology and Management	(11,061)	25,570	NM
Medical and Healthcare	25,516	25,182	1.3%
International and Professional Education	1,080	3,349	(67.8%)
Reconciling Items:
Amortization Expense	(1,649)	(2,278)	(27.6%)
Depreciation and Other	(3,615)	(2,375)	52.2%

Total Consolidated Operating Income	10,271	49,448	(79.2%)

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	583	561	3.9%
Interest Expense	(1,000)	(1,491)	(32.9%)
Net Gain on Sale of Assets	-	-	-

Net Interest and Other (Expense) Income	(417)	(930)	(55.2%)

Total Consolidated Income before Minority Interest and Income Taxes	$9,854	$48,518	(79.7%)

Restructuring charges were recorded for the quarter ended September 30, 2013. These charges are related to DeVry University which is part of the Business, Technology and Management segment and DeVry's Carrington Colleges Group, Inc. which is part of the Medical and Healthcare segment. DeVry University also realized a gain on the sale of its Decatur, Georgia facility which was recorded during the quarter ended September 30, 2013. The following table illustrates the effects of these restructuring charges and the gain on the asset sale on the operating income of the segments. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the special nature of these transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter
	Ended September 30,
			Increase
	2013	2012	(Decrease)

Business, Technology and Management Operating Income	$(11,061)	$25,570	NM
Restructuring Charge	7,950	-	NM
Gain on Sale of Assets	(1,918)	-	NM
Business, Technology and Management Operating Income
Excluding Special Charges	$(5,029)	$25,570	NM

Medical and Healthcare Operating Income	$25,516	$25,182	1.3%
Restructuring Charge	719	-	NM
Medical and Healthcare Operating Income
Excluding Special Charges	$26,235	$25,182	4.2%

CONTACT:
DeVry
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 497-0655
llarsen@devry.com